UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 13, 2016

ACHAOGEN, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36323	68-0533693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
7000 Shoreline Court, Suite 371
South San Francisco, CA 94080
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (650) 800-3636

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On December 13, 2016, Achaogen, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Leerink Partners LLC and Stifel, Nicolaus & Company, Incorporated, as representatives (the “Representatives”) of the several underwriters named therein (collectively, the “Underwriters”), pursuant to which the Company agreed to issue and sell 6,500,000 shares (the “Shares”) of its common stock, par value $0.001 per share (“Common Stock”) to the Underwriters (the “Offering”). The Shares were sold at a public offering price of $13.50 per Share, and were purchased by the Underwriters from the Company at a price of $12.69 per Share. Under the terms of the Underwriting Agreement, the Company granted the Underwriters the option, for 30 days, to purchase up to 975,000 additional shares of Common Stock at the public offering price.
On December 14, 2016, the Underwriters exercised their option to purchase the additional 975,000 shares of Common Stock in full.
The Offering was made under a prospectus supplement and related prospectus filed with the Securities and Exchange Commission pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-203282).
On December 19, 2016, the Offering closed and the Company completed the sale and issuance of an aggregate of 7,475,000 shares of Common Stock. The Company received net proceeds from the Offering of approximately $94.5 million, after deducting the Underwriters’ discounts and commissions and estimated offering expenses payable by the Company. As of September 30, 2016, the Company had cash, cash equivalents and short term investments of approximately $61.1 million and, after giving effect to the issuance and sale of shares of Common Stock in the Offering, had approximately $155.6 million in cash, cash equivalents and short term investments.
Pursuant to the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Underwriters may be required to make because of such liabilities. The Company and the Company’s directors and executive officers (and certain of their affiliated stockholders) also agreed not to sell or transfer any Common Stock for 60 days after December 13, 2016 without first obtaining the written consent of the Representatives on behalf of the Underwriters, subject to certain exceptions as described in the prospectus supplement.
A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing descriptions of the Underwriting Agreement and lock-up arrangements do not purport to be complete and are qualified in their entirety by reference to such exhibit.
A copy of the opinion of Latham & Watkins LLP relating to the validity of the securities issued in the Offering is filed herewith as Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of December 13, 2016, among Achaogen, Inc. and Leerink Partners LLC and Stifel, Nicolaus & Company, Incorporated, as representatives of the underwriters named therein.
5.1	Opinion of Latham & Watkins LLP.
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2016	ACHAOGEN, INC.
	By:	/s/ Tobin Schilke
Tobin Schilke
Chief Financial Officer